                                                                    EXHIBIT 4(b)

                        AMENDMENT NO. 1 TO NOTE AGREEMENT

                          Dated as of December 17, 2003

                  This AMENDMENT NO. 1 (the "Amendment") is entered into by and among Guilford Mills, Inc. (the "Company") as Borrower, the Guarantors referred to in the Note Agreement (as defined below), and the Noteholders referred to in the Note Agreement.

                              PRELIMINARY STATEMENT

                  A. The Company, the Guarantors, and the Noteholders have entered into that certain Note Agreement dated as of October 1, 2002 (as amended, restated, modified and waived from time to time, the "Note Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein).

                  B. The Company has informed the Noteholders of its intention to sell the capital stock of one or more of the following wholly owned subsidiaries: (i) Grupo Ambar, S.A. de C.V., (ii) American Textil, S.A. de C.V., and (iii) Servicios Corporativos Ambar, S.A. de C.V (such transaction, the "Sale").

                  C. The Company and the Guarantors have requested, and the Noteholders have agreed, to amend the Note Agreement as hereinafter set forth to allow, among other things, for consummation of the Sale.

SECTION 1. Amendments to Note Agreement. Upon the occurrence of the First Amendment Effective Date (as defined herein), the Note Agreement is hereby amended as follows:

         (a) Section 7.4(b) of the Note Agreement is hereby amended by inserting the following clause (w) immediately preceding clause (x) therein:

                  "(w) result from the disposition of life insurance policies of former employees as a result of the surrender of such policies on or before October 31, 2003 in an amount not to exceed $167,043.63,"

         (b) Section 9.2(a) of the Note Agreement is hereby amended by (i) deleting the word "and" at the end of clause (g) thereof, (ii) deleting the "." at the end of clause (h) thereof and inserting in lieu thereof "; and" and (iii) adding the following new clause (i):

         (i) the sale or other disposition of all the capital stock of one or more of the following Subsidiaries: (x) Grupo Ambar, S.A. de C.V., (y) American Textil, S.A. de C.V., or (z) Servicios Corporativos Ambar, S.A. de C.V., pursuant to the terms substantially similar to those set forth in that certain term sheet dated October 2, 2003 (the "Term Sheet") delivered to the Noteholders shall be authorized.
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         (c)      The definition of "Minimum Consolidated Tangible Net Worth"
set forth in Section 9.11 of the Note Agreement is hereby amended by inserting the following at the end thereof:

                  "provided that, any reduction in Minimum Consolidated Tangible Net Worth of up to $16,000,000 resulting solely from the disposition of (i) Grupo Ambar, S.A. de C.V., (ii) American Textil, S.A. de C.V., or (iii) Servicios Corporativos Ambar, S.A. de C.V. shall not be taken into account when calculating compliance with Section 9.11.

SECTION 2. Release of Pledged Collateral. In accordance with Section 3.10 of the Guaranty, Security and Pledge Agreement dated October 1, 2002 (the "Security Agreement"), and Section 8.8(b) of the Note Agreement, each Noteholder agrees that upon consummation of the Sale, its lien on the capital stock of any of Grupo Ambar, S.A., de C.V., American Textil, S.A. de C.V. or Servicios Corporativos Ambar, S.A. de C.V., shall terminate and Wachovia Bank, National Association, as Collateral Agent (the "Collateral Agent"), shall be authorized to release the security interest thereon.

SECTION 3. Certifications of Company Under Note Agreement: In accordance with Section 8.8(b) of the Note Agreement, the Company hereby certifies that (a) the provisions of Section 9.2 of the Note Agreement (as amended hereby) will not be breached by the Sale; (b) except as otherwise contemplated by the terms of the Sale as set forth in the Term Sheet, all loans to Grupo Ambar, S.A., de C.V., American Textil, S.A. de C.V. or Servicios Corporativos Ambar, S.A. de C.V. from the Company or any other Guarantor have been satisfied in full; (c) the net purchase price (recognizing that the purchase price consists of non-cash consideration) to be realized by the Company from the sale of any of Grupo Ambar, S.A., de C.V., American Textil, S.A. de C.V. or Servicios Corporativos Ambar, S.A. de C.V., will not be less than 100% of the Fair Market Value of each such subsidiary actually sold in the Sale, as determined in good faith by the Company's board of directors; and (d) no Event of Default is in existence or will be caused as a result of the Sale.

SECTION 4. Exclusion of TaxLLC from Pledged Collateral. It is hereby acknowledged and agreed by the parties hereto that TaxLLC (as defined in the Term Sheet) is being created solely for the purpose of effectuating the Sale and, accordingly, TaxLLC shall not be deemed Pledged Collateral (as defined in the Security Agreement) and shall not be deemed a Guarantor pursuant to Section
8.7 of the Note Agreement; provided that the Sale shall occur substantially simultaneously with (i) the transfer of the capital stock of any of Grupo Ambar, S.A., de C.V., American Textil, S.A. de C.V. or Servicios Corporativos Ambar, S.A. de C.V. into TaxLLC, as more fully described in the Term Sheet and (ii) the release of the stock as described in Section 2 above.

SECTION 5. Conditions of Effectiveness. This Amendment shall become effective on the date (such date, the "First Amendment Effective Date") upon which (i) the Collateral Agent shall have received counterparts of this Amendment executed by the Company, the Guarantors and the Required Holders,
(ii) receipt by King & Spalding LLP, as counsel to the Noteholders, of a copy of a similar amendment executed and delivered by the Company and the Required Lenders under the Credit, Security, Guaranty and Pledge Agreement, dated as of October 1, 2002


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

(the "Credit Agreement"), and (iii) the Company shall have paid to King & Spalding LLP, as counsel to the Noteholders, all costs and expenses (including legal fees) for services rendered to the Noteholders through the date of this Amendment.

SECTION 6. Restatement of Representations and Warranties. The Company hereby restates and renews each and every representation and warranty heretofore made by it in the Note Agreement and the other Related Documents as fully as if made on the date hereof (but after giving effect to the amendments contained herein) and with specific reference to this Amendment.

SECTION 7. Reference to and Effect on the Related Documents. (a) Upon the occurrence of the First Amendment Effective Date, each reference in the Note Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in any Related Documents, shall mean and be a reference to the Note Agreement or such other Related Document as amended hereby.

         (b) Except as specifically amended above, the Note Agreement and the other Related Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, and except as expressly provided for in Section 2 of this Amendment, all of the "Collateral" described therein does and shall continue to secure the payment of all Secured Obligations.

         (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Noteholder under any of the Related Documents, nor constitute a waiver of any provision of any of the Related Documents.

         (d) The Required Holders are under no obligation to enter into this Amendment. The Required Holders entering into this Amendment shall not be deemed to create or infer a course of dealing between any Noteholder, the Company or any of the Guarantors with regard to any provision of the Note Agreement.

SECTION 8. Costs, Expenses and Taxes. The Company and Guarantors jointly and severally agree to pay on demand all costs and expenses of the Noteholders in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Noteholders with respect thereto and with respect to advising the Noteholders as to their rights and responsibilities hereunder and thereunder. The Company and Guarantors further jointly and severally agree to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8. In addition, the Company and Guarantors shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be


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delivered hereunder, and agree to save the Noteholders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

SECTION 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

SECTION 10. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.


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                                                          8
                  IN WITNESS WHEREOF, the Company, the Guarantors, and the Required Holders have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    ISSUER:

                                    GUILFORD MILLS, INC.


                                        By: /s/ Robert A. Emken, Jr.
                                            ------------------------------------
                                            Name: Robert A. Emken, Jr.
                                            Title: General Counsel

                                    GUARANTORS:

                                    CURTAINS AND FABRICS, INC.
                                    GOLD MILLS, INC.
                                    RASCHEL FASHION INTERKNITTING, LTD.
                                    GFD FABRICS, INC.
                                    GFD SERVICES, INC.
                                    HOFMANN LACES, LTD.
                                    ADVISORY RESEARCH SERVICES, INC.
                                    GUILFORD MILLS (MICHIGAN), INC.
                                    GUILFORD AIRMONT, INC.
                                    GOLDMILLS FARMS, INC.
                                    GMI COMPUTER SALES, INC.


                                        By: /s/ Robert A. Emken, Jr.
                                            ------------------------------------
                                            Name: Robert A. Emken, Jr.
                                            Title: General Counsel

                                         -and-

                                    TWIN RIVERS TEXTILE PRINTING
                                    & FINISHING

                                    By: Guilford Mills, Inc., as general partner

                                        By: /s/ Robert A. Emken, Jr.
                                            ------------------------------------
                                            Name: Robert A. Emken, Jr.
                                            Title: General Counsel

                                NOTEHOLDERS:

                                THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


                                    By: /s/ Paul G. Price
                                        ----------------------------------------
                                        Name: Paul G. Price
                                        Title:  Vice President

                                MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY


                                    By: /s/ Steven J. Katz
                                        ----------------------------------------
                                        Name: Steven J. Katz
                                        Title: Second Vice President & Associate
                                                 General Counsel

                                C.M. LIFE INSURANCE COMPANY


                                    By: /s/ Richard C. Morrison
                                        ----------------------------------------
                                        Name: Richard C. Morrison
                                        Title:  Managing Director

                                WACHOVIA BANK, NATIONAL ASSOCIATION,


                                    By: /s/ Colleen McCullum
                                        ----------------------------------------
                                        Name: Colleen McCullum
                                        Title: Managing Director

                                BANK ONE, NA


                                    By: /s/ C. Dianne Wooley
                                        ----------------------------------------
                                        Name: C. Dianne Wooley
                                        Title: First Vice President

                                GENERAL ELECTRIC CAPITAL CORPORATION


                                    By: /s/ Patrick E. Flynn
                                        ----------------------------------------
                                        Name: Patrick E. Flynn
                                        Title: Risk Manager

                                CARL MARKS STRATEGIC INVESTMENTS, L.P.


                                    By: /s/ James F. Wilson
                                        ----------------------------------------
                                        Name: James F. Wilson
                                        Title: General Partner


                                CARL MARKS STRATEGIC INVESTMENTS III, L.P.


                                    By: /s/ James F. Wilson
                                        ----------------------------------------
                                        Name: James F. Wilson
                                        Title: General Partner


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